CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 28, 2005 relating to the consolidated financial statements of Sports Source, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

July 7, 2005